Exhibit 10(ii).18
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                    EQUITY INVESTORS' UNDERTAKING


     EQUITY INVESTORS' UNDERTAKING dated June 28, 1994 from METPATH INC. (formerly known as Corning Lab Services Inc.), a Delaware corporation ("MetPath"), INTERNATIONAL TECHNOLOGY CORPORATION, a Delaware corporation ("ITX"), and IT CORPORATION, a California corporation ("IT" and, together with ITX, being, collectively, "ITC"; and ITC, together with MetPath and any Additional Equity Investors (as defined in Section 13(c)), being, collectively, the "Equity Investors") in favor of QUANTERRA INCORPORATED, a Delaware corporation (the "Borrower"), and in favor of the lenders (the "Lenders") parties to the Credit Agreement (as hereinafter defined), Citibank, N.A., as initial issuer of the Letters of Credit referred to in the Credit Agreement, and Citicorp USA, Inc., as agent (together with any successor agent appointed pursuant to Article VII of the Credit Agreement, the "Agent") for the Lenders and the Issuing Banks under the Credit Agreement.

     PRELIMINARY STATEMENTS:

     (1) The Lenders, the Issuing Banks and the Agent have entered into the Credit Agreement dated as of June 28, 1994 (as amended, supplemented or otherwise modified hereafter from time to time, the "Credit Agreement") with the Borrower. Capitalized terms not otherwise defined herein shall have the same meanings as specified in the Credit Agreement.

     (2) It is a condition precedent to the making of Advances by the Lenders under the Credit Agreement and the issuance of Letters of Credit by the Issuing Banks under the Credit Agreement that each of the Equity Investors shall have executed and delivered this Agreement.

     NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Advances under the Credit Agreement and the Issuing Banks to issue Letters of Credit under the Credit Agreement, each of the Equity Investors hereby agrees as follows:

          SECTION 1. No Liens, Etc. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender or any Issuing Bank shall have any Commitment under the Credit Agreement, each of the Equity Investors will not:

               (a) create, incur, assume or suffer to exist any Lien on or with respect to any of the Borrower's Common Stock, whether now owned or otherwise held or hereafter acquired, or sign or file under the Uniform Commercial Code of any jurisdiction a financing statement that names such Equity Investor as debtor and includes any of the Borrower's Common Stock as collateral, or sign any security agreement authorizing any secured party thereunder to file such financing statement, except for Liens created under the Loan Documents; or

               (b) enter into or suffer to exist any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of the Borrower's Common Stock, except for any such agreement with the Agent, the Lenders and the Issuing Banks.

          SECTION 2. Capital Contributions. (a) Each of the Equity Investors hereby unconditionally and jointly and severally agrees to pay to the Borrower from time to time, in cash in U.S. dollars, sufficient funds to cause the Fixed Charge Coverage Ratio of the Borrower and its Subsidiaries to be not less than 1.0:1 for each Rolling Period (on a pro forma basis after giving effect to such payment) occurring prior to the Termination Date; provided, however, that, notwithstanding the foregoing, (i) MetPath and its Permitted Transferees (collectively, the "MetPath Group") shall not be required to make any such payment to the extent the amount of such payment, together with the amount of all other payments made by the Investor Groups (as hereinafter defined) under this Section 2(a) since the date of this Agreement, would exceed an aggregate amount of $10,000,000 and (ii) ITC and its Permitted Transferees (collectively, the "ITC Group" and, together with the MetPath Group, being, collectively, the "Investor Groups") shall not be required to make any such payment to the extent the amount of such payment, either
(A) together with the amount of all other payments made by the ITC Group under this Section 2(a) since the date of this Agreement, would exceed an aggregate amount of $5,000,000 or (B) together with the amount of all other payments made by the Investor Groups under this Section 2(a) since the date of this Agreement, would exceed an aggregate amount of $10,000,000; and provided further, however, that ITC shall not be required to make any payment under this Section 2(a) at any time if, and to the extent that, the making of such payment is prohibited by the terms of any loan or credit agreement to which IT or ITX is a party. Any payment of funds to the Borrower in accordance with the immediately preceding sentence shall be solely in consideration for the purchase by such Equity Investor of additional shares of the Borrower's Common Stock or other additional contributions to the owner's equity of the Borrower.

          (b) If (i) any Equity Investor shall at any time and from time to time fail to perform or comply with any of the obligations contained in Section 2(a) that are to be performed or observed by it and (ii) the Agent, for itself and on behalf of the Lenders and the Issuing Banks, shall not have received the payment of all or any part of the principal of or interest on any Advance or any other amounts owing under or in respect of the Loan Documents, in each case when the same becomes due and payable (whether by scheduled maturity, required repayment, acceleration or otherwise), then in each such case:

          (A) it shall be conclusively assumed without necessity of proof that such failure by such Equity Investor was the sole and direct cause of the Agent's failure to receive such payment when due, irrespective of any other contributing or intervening cause whatsoever;

          (B) such Equity Investor agrees that it will be unconditionally liable to the Agent, for itself and on behalf of the Lenders and the Issuing Banks, for liquidated damages (for loss of a bargain and not as a penalty) for the amount of such payment not received by the Agent when so due and payable, up to the limitation of liability of the MetPath Group and the ITC Group, respectively, set forth in Section 2(a), as well as for all costs and expenses (including, without limitation, reasonable fees and expenses of counsel), if any, incurred by the Agent, the Lenders or the Issuing Banks in enforcing this Agreement;

          (C) such Equity Investor further irrevocably waives, to the full extent permitted by applicable law, any right or defense such Equity Investor may have to cause the Agent, the Lenders or the Issuing Banks (or any one of them) to prove the cause or amount of such damages or to mitigate such damages; and

          (D) because such Equity Investor has agreed to liquidated damages in the amount specified above, the Agent, the Lenders or the Issuing Banks shall not be entitled to any damages in excess of such amount with respect to such payment.

          (c) Notwithstanding anything in this Agreement to the contrary, during any period in which the Agent, for itself and/or on behalf of the Lenders and the Issuing Banks, shall not have received the payment of all or any part of the principal of or interest on any Advances or any other amounts owing under or in respect of any Loan Document, in each cases when the same becomes due and payable (whether by scheduled maturity, required repayment, acceleration or otherwise), such Equity Investor shall make payment of all funds under this Agreement directly to the Agent at its address at 399 Park Avenue, New York, New York 10043, Account No. 36852248 (or such other account as the Agent may specify to the Equity Investors from time to time) (the "Agent's Account") for itself and/or for the ratable benefit of the Lenders and the Issuing Banks. All payments that are received by the Borrower contrary to the provisions of this Section 2(c) shall be received in trust for the benefit of the Agent, the Lenders and the Issuing Banks, shall be segregated from other funds of the Borrower and shall be forthwith paid over to the Agent in the same form as so received (with any necessary endorsement or assignment).

           SECTION 3.    Indemnification, Etc.   Each of the Equity Investors
hereby unconditionally agrees:

           (a) to pay, upon written demand therefor by or on behalf of the Borrower, the amount of any and all Environmental Costs (as hereinafter defined) incurred by the Borrower or any of its Subsidiaries and related to, or arising in connection with, any property transferred to the Borrower by such Equity Investor (or by any Initial Equity Investor or any other Equity Investor that is or was a member of the Investor Group of such Equity Investor (each, an "Original Investor")) in the Contribution and to reimburse the Borrower and each of its Subsidiaries for any payments made by the Borrower or such Subsidiary in respect of any Environmental Costs related to any such property; and

           (b) to indemnify and hold harmless the Agent, each Lender and each Issuing Bank and each of their affiliates and each of their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from, and hold each of them harmless against, (i) any and all Environmental Costs related to any property transferred to the Borrower by such Equity Investor (or by any Original Investor of such Equity Investor) in the Contribution and (ii) any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) arising out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), in each case except to the extent such Environmental Cost, claim, damage, loss, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

For purposes of this Agreement, the term "Environmental Costs" means, with respect to each Equity Investor, any and all claims, liabilities, obligations, losses, deficiencies, damages, costs and expenses (including, without limitation, fees and disbursements of counsel) of every kind, nature and description that may be payable by virtue of, or be based upon, or arise out of, or result from any obligation or liability of such Equity Investor (or of any Original Investor of such Equity Investor) not included in the Assumed Obligations or any material Encumbrance (as defined in the Asset Transfer Agreement) on any owned Transferred Division of such Equity Investor (or of any Original Investor of such Equity Investor) or any claim made, or action or proceeding brought, for actions taken or omitted to be taken by such Equity Investor (or by any Original Investor of such Equity Investor) in connection with or arising out of the conduct of the Analytical Services Business of such Equity Investor (or of any Original Investor of such Equity Investor) or the ownership by such Equity Investor (or by any Original Investor of such Equity Investor) of its Transferred Division on or prior to the date of the initial Borrowing under the Credit Agreement, including, without limitation, any violation or alleged violation of, or liability incurred under, any Environmental Law in connection with the Analytical Services Business of such Equity Investor (or of any Original Investor of such Equity Investor) based on
(i) a condition existing prior to the date of the initial Borrowing under the Credit Agreement, (ii) the acts or omissions of such Equity Investor (or of any Original Investor of such Equity Investor), or its agents or contractors or Affiliates, prior to the date of the initial Borrowing under the Credit Agreement or (iii) the leasing, occupancy or ownership by such Equity Investor (or by any Original Investor of such Equity Investor) of its properties prior to the date of the initial Borrowing under the Credit Agreement.

          SECTION 4. Taxes, Etc. (a) Each Equity Investor jointly and severally agrees to pay any present or future Other Taxes (including, without limitation, interest and penalties) that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any transaction contemplated hereby.

          (b) Each Equity Investor jointly and severally agrees to indemnify the Agent, each Lender and each Issuing Bank for the full amount of Other Taxes (including, without limitation, any Other Taxes imposed by any jurisdiction on amounts payable under this Section 4) incurred under Section 4(a) and paid by the Agent, such Lender or such Issuing Bank, as the case may be, and any liability (including penalties, additions to tax, interest and expenses (including, without limitation, reasonable fees and disbursements of counsel)) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date the Agent, such Lender or such Issuing Bank, as the case may be, makes written demand therefor.

          SECTION 5. Obligations Absolute. Each Equity Investor agrees to perform its obligations under this Agreement strictly in accordance with the terms hereof, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the terms of any other Loan Document or the rights of the Agent, any Lender or any Issuing Bank with respect thereto. The Obligations of each Equity Investor under this Agreement are independent of the other Loan Documents, and a separate action or actions may be brought and prosecuted against such Equity Investor to enforce this Agreement, irrespective of whether any action is brought against the Borrower or any other Equity Investor or whether the Borrower or any other Equity Investor is joined in any such action or actions. The Obligations of each Equity Investor under this Agreement shall be absolute and unconditional irrespective of, and such Equity Investor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any and all of the following:

          (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations under any Loan Document, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Commitments thereunder or in the obligations of the Borrower under the Loan Documents resulting from the extension of additional credit to the Borrower or any of its Subsidiaries or otherwise;

          (c) any taking, exchange, release or nonperfection of any Collateral, or any taking, release, amendment or waiver of or consent to departure from any guaranty, for all or any of the Loan Documents or the Obligations arising thereunder;

          (d) any manner of application of Collateral, or proceeds thereof, to all or any of the Obligations evidenced or purported to be evidenced by any of the Loan Documents, or any manner of sale or other disposition of any Collateral for all or any of the Obligations evidenced or purported to be evidenced by any of the Loan Documents, or any other property and/or assets of the Borrower or any of its Subsidiaries;

          (e) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries; or

          (f) any other circumstance (including, without limitation, any statute of limitations or any existence of or reliance on any representation by the Borrower, the Agent, any Lender or any Issuing
     Bank) that might otherwise constitute a defense available to, or a discharge of, the Borrower or any guarantor or surety.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Notes or of any other amounts payable under or in respect of the Loan Documents (including, without limitation, any amount payable under this Agreement) is rescinded or must otherwise be returned by the Agent, any Lender or any Issuing Bank upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

          SECTION 6. Waivers. (a) Each Equity Investor hereby irrevocably waives promptness, diligence, notice of acceptance and any other notice with respect to this Agreement or any of the other Loan Documents and any requirement that the Agent, any Lender or any Issuing Bank protect, secure, perfect or insure any Lien or any property and/or assets subject thereto or exhaust any right or take any action against the Borrower or any other Person or any Collateral.

          (b) Each Equity Investor hereby irrevocably waives any duty on the part of the Agent, any Lender or any Issuing Bank to disclose to such Equity Investor any matter, fact or thing relating to the business, operation or condition of the Borrower or its property and/or assets now or hereafter known by the Agent, such Lender or such Issuing Bank.

          (c) Each Equity Investor hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any other Loan Document, the transactions contemplated hereby or thereby, or the actions of the Agent, any Lender or any Issuing Bank in the negotiation, administration, performance or enforcement hereof or thereof.

          (d) Each Equity Investor hereby irrevocably waives any claim or other right that it may now or hereafter acquire against the Borrower or any insider guarantor that arises from the existence, payment, performance or enforcement of such Equity Investor's Obligations under this Agreement or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent, any Lender or any Issuing Bank against the Borrower or any Collateral or, except for any right of contribution, against such insider guarantor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or such insider guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to any Equity Investor in violation of the immediately preceding sentence at any time prior to the later of (i) the cash payment in full of the Notes and all other amounts payable under or in respect of the Loan Documents (including, without limitation, all amounts payable under this Agreement) and (ii) the Termination Date, such amount shall be held in trust for the benefit of the Agent, the Lenders and the Issuing Banks and shall forthwith be paid to the Agent to be credited and applied to the Obligations owing under or in respect of the Loan Documents, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held by the Agent as Collateral for any Obligations owing under or in respect of the Loan Documents or thereafter arising. Each Equity Investor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in this Section 6(d) are knowingly made in contemplation of such benefits.

          SECTION 7. Separate Undertakings. (a) Each Equity Investor that owns any shares of Class A Common Stock (including, without limitation, MetPath) hereby unconditionally and irrevocably agrees that if, at any time prior to the Termination Date, such Equity Investor

          (i)  ceases to be a Permitted Transferee of such shares, or

          (ii) enters into a contract or other arrangement that, upon consummation thereof, will give any Person or two more Persons acting in concert other than Corning the power to exercise, directly or indirectly, a controlling influence on the management or policies of such Equity Investor, then such Equity Investor will immediately sell or otherwise transfer all of the shares of Borrower's Common Stock owned by it at such time to one or more Permitted Transferees of Class A Common Stock on such terms and conditions as could not reasonably be expected to adversely affect the interest or rights of the Borrower or the value of the interest or rights of the Agent, any Lender or any Issuing Bank in any manner.

          (b) Corning agrees to guaranty the punctual payment when due of all Obligations of each Equity Investor that is a member of the MetPath Group under Section 2(a) of this Agreement, on the terms and subject to the conditions set forth in the guaranty (the "Corning Guaranty"), in substantially the form of Exhibit B hereto, from Corning in favor of the Agent, the Lenders and the Issuing Banks.

          (c) Without limiting the generality of the foregoing provisions of this Agreement, each Equity Investor hereby irrevocably waives, to the fullest extent permitted by applicable law and for the benefit of, and as a separate undertaking with, the Agent, for its benefit and for the ratable benefit of the Lenders and the Issuing Banks, any defense to the performance of this Agreement that may be available to such Equity Investor as a consequence of this Agreement being rejected or otherwise not assumed by the Borrower or any trustee or other similar official for the Borrower or for any substantial part of the property and assets of the Borrower, or as a consequence of this Agreement being otherwise terminated or modified, in any proceeding seeking to adjudicate the Borrower a bankrupt or insolvent, or seeking liquidation, winding up, adjustment, reorganization, arrangement, protection, relief or composition of the Borrower or the debts of the Borrower under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, whether such rejection, nonassumption, termination or modification is by reason of this Agreement being held to be an executory contract or by reason of any other circumstance. If this Agreement shall be so rejected or otherwise not assumed, or so terminated or modified, each Equity Investor agrees for the benefit of, and as a separate undertaking with, the Agent, for its benefit and for the ratable benefit of the Lenders and the Issuing Banks, that it will be absolutely and unconditionally liable to pay to the Agent an amount equal to each payment that otherwise would be payable by such Equity Investor under or in connection with this Agreement if this Agreement were not so rejected or otherwise not assumed, or were otherwise not so terminated or modified, such amount payable to the Agent at the Agent's Account or otherwise in accordance with the instructions of the Agent, as and when such payment otherwise would be payable hereunder and such amount to be applied in accordance with the instructions of the Agent.

          SECTION 8. Representations and Warranties. Each of the Equity Investors hereby represents and warrants as follows:

          (a) Such Equity Investor (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to so qualify or be licensed could not reasonably be expected to have a Material Adverse Effect, and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

          (b) The execution, delivery and performance by such Equity Investor of this Agreement, and the consummation of the Transaction and the other transactions contemplated hereby and thereby, are within such Equity Investor's corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene such Equity Investor's charter or bylaws, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934, as amended, and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation X, G or T of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award binding on or affecting such Equity Investor, any of its Subsidiaries or any of their properties, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting such Equity Investor, any of its Subsidiaries or any of their properties, except for any conflict, breach or default resulting solely from the nonassignability of certain agreements of the Initial Equity Investors that have been or will be transferred to the Borrower in the Contribution, which conflict, breach and/or default could not reasonably be expected, either individually or together with all other such conflicts, breaches and/or defaults, to have a Material Adverse Effect, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of such Equity Investor or any of its Subsidiaries, except for the Liens created under this Agreement. Neither such Equity Investor nor any of its Subsidiaries is in violation of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument referred to in the immediately preceding sentence, the violation or breach of which could reasonably be expected to have a Material Adverse Effect.

          (c) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party that has not been obtained or made and does not remain in full force and effect is required for (i) the due execution, delivery, recordation, filing or performance by such Equity Investor of this Agreement, or for the consummation of the Transaction or the other transactions contemplated hereby and thereby, or (ii) the grant by such Equity Investor of the Lien granted by it under this Agreement.

          (d) This Agreement has been duly executed and delivered by such Equity Investor. This Agreement is the legal, valid and binding obligation of such Equity Investor, enforceable against such Equity Investor in accordance with its terms.

          (e) Such Equity Investor is the legal and beneficial owner of the percentage and class of all of the issued and outstanding shares of Borrower's Common Stock, and/or of all warrants, rights or options to acquire shares of Borrower's Common Stock, indicated on Schedule I hereto, free and clear of any Lien other than any Lien created under the Loan Documents.

          (f) There is no action, suit, investigation, litigation or proceeding affecting such Equity Investor, any of its Subsidiaries or any of their properties (including any Environmental Action) pending or threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect (other than the Disclosed Litigation) or (ii) purports to affect the legality, validity or enforceability of this Agreement, the Transaction or the consummation of the other transactions contemplated hereby or thereby, and there has been no adverse change in the status, or financial effect on such Equity Investor or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 3.01(e) to the Credit Agreement.

          SECTION 9. Notice and Defense of Claims. (a) Each Equity Investor shall, or shall cause the Borrower or the appropriate Subsidiary of the Borrower to, give prompt notice to the Agent of the following:

                      (i)     receipt or delivery of any material
     correspondence or written demand, demand letter, notice of noncompliance or violation, order, complaint, notice of liability or potential liability, assessment, consent order, consent agreement, claim or request for information issued pursuant to or in connection with any Environmental Law, any Environmental Permit or any Hazardous Materials and relating to the Borrower or any of its Subsidiaries;

                 (ii) the institution of any claim, suit, action (governmental,quasi-governmental or otherwise), investigation or proceeding (administrative, regulatory or judicial), whether formal or informal(each, an "Action"), arising from or in connection with any Environmental Laws with regard to the condition, ownership, occupancy, use, operation, occupancy, maintenance or transferability of any property of the Borrower or any of its Subsidiaries on or prior to the date of this Agreement; and

                (iii) the discovery or detection of Hazardous Materials on any property of the Borrower or any of its Subsidiaries (other than as reflected on Schedule 4.01(y) to the Credit Agreement), whether discovered or detected by such Equity Investor or communicated to such Equity Investor by any other Person.

                  (b) If, upon receipt of a notice set forth in Section 9(a) above,the Agent reasonably determines that any compliance, enforcement, cleanup, removal, response, remedial or other actions are necessary or desirable to protect the interest or rights of the Borrower with respect to such property or the value of the interest or rights of the Agent, any Lender or any Issuing Bank in any manner, the Agent shall deliver written notice thereof to the Equity Investors. Upon receipt of a notice from the Agent referred to in the immediately preceding sentence, each of the Equity Investors agrees to undertake and complete, or cause the Borrower or its Subsidiaries to undertake and complete, an environmental site assessment report pursuant to Section 5.01(g) of the Credit Agreement and, if such actions relate to any matters that were existing on or prior to the date of this Agreement on any property transferred to the Borrower by such Equity Investor (or by any Original Investor of such Equity Investor) in the Contribution, to conduct, at its own expense, any enforcement, cleanup, compliance, removal, response, remedial or other action necessary or desirable to protect the interest or rights of the Borrower with respect to such property or the value of the interest or rights of the Agent, any Lender or any Issuing Bank in any manner, as the case may be, except where the failure to undertake any such cleanup, compliance, removal, response, remedial or other action could not be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect and would not be reasonably likely to subject the Borrower or any of its Subsidiaries to any civil or criminal penalties (other than nonmaterial fines) or the Agent, any Lender or any Issuing Bank to any civil or criminal penalties.

                  (c) The Agent agrees to give written notice to each Equity Investor of any claim asserted against the Agent, the Lenders or the Issuing Banks (or any one of them) that is reasonably likely to give rise to a claim against such Equity Investor under this Agreement.

   SECTION 10. Consent to Assignment by the Borrower.  Each of the
Equity Investors hereby acknowledges notice of, and consents to the terms and provisions of, the assignment pursuant to the provisions of the Security Agreement by the Borrower of all of its rights under this Agreement and hereby agrees with the Agent that:

          (a) Upon the occurrence and during the continuance of an Event of Default, such Equity Investor will make all payments to be made by it to the Borrower under Sections 2(a), 3(a) and 12 to the Agent in accordance with the instructions of the Agent;

          (b) All payments referred to in Section 10(a) shall be made by such Equity Investor irrespective of, and without deduction for, any counterclaim, defense, recoupment or setoff and shall be final, and such Equity Investor will not seek to recover from the Agent, any Lender or any Issuing Bank for any reason any such payment once made; and

          (c) The Agent shall be entitled to exercise any and all rights and remedies of the Borrower under this Agreement in accordance with the terms of the Security Agreement, and such Equity Investor shall comply in all respects with such exercise.

   SECTION 11. Survival of Obligations. The agreements and obligations of such Equity Investor contained in Sections 3, 4, 9 and 12 shall survive the payment in full of all principal, interest and other amounts payable under or in respect of the Loan Documents.

   SECTION 12. Expenses. Each Equity Investor jointly and severally agrees to pay to the Borrower and the Agent, respectively, upon demand, the amount of any and all reasonable expenses (including, without limitation, the reasonable fees and expenses of their respective counsel and of any experts and agents) that the Borrower or the Agent may incur in connection with (a) the exercise or enforcement of any of the rights of the Borrower or of the Agent, any Lender or any Issuing Bank hereunder or (b) the failure by any Equity Investor to perform or observe any of the provisions hereof; provided, however, that nothing in this Section 12 shall expand or modify the rights of the Borrower under the Asset Transfer Agreement.

   SECTION 13. Amendments; Waivers; Etc. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Equity Investor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower, the Agent and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders and all of the Issuing Banks, (i) limit the liability of any Equity Investor hereunder, (ii) postpone any date fixed for payment hereunder, (iii) release any of the Equity Investors from any of its Obligations hereunder,
(iv) change the number of Lenders and/or Issuing Banks required to take action hereunder or (v) amend this Section 13.

   (b) No failure on the part of the Agent, any Lender or any Issuing Bank to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof or consent thereto; nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

   (c) Upon the execution and delivery by any Person of an undertaking supplement in substantially the form of Exhibit A hereto (each, an "Undertaking Supplement"), (i) such Person shall be referred to as an "Additional Equity Investor" and shall be and become an Equity Investor, and each reference in this Agreement to "Equity Investor" shall also mean and be a reference to such Additional Equity Investor and (ii) the supplement attached to each Undertaking Supplement shall be incorporated into and become a part of and supplement Schedule I hereto, and the Agent may attach such supplement to such Schedule I, and each reference to such Schedule I shall mean and be a reference to such Schedule I, as supplemented pursuant hereto.

   SECTION 14. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered, (a) if to the Borrower, addressed to it at 5251 DTC Parkway, Suite 415, Englewood, Colorado 80111 (Telecopier No. (303) 796-2002), Attention:
President; (b) if to the Agent, any Lender or any Issuing Bank, addressed to it at its address set forth in Section 8.02 of the Credit Agreement; and (c) if to any Equity Investor, addressed to it at the address set forth below its name on the signature pages hereof (or, in the case of any Additional Equity Investor, at the address set forth below its name on the signature page of its Undertaking Supplement), or as to any party at such other address as shall be designated by such party in a notice to each other party complying as to delivery with the terms of this Section 14. All such notices and other communications shall, when mailed, telecopied, telegraphed or telexed, be effective when deposited in the mails, transmitted by telecopier, delivered to the telegraph company or confirmed by telex answerback, respectively, addressed as aforesaid.

   SECTION 15. Continuing Agreement; Assignments Under the Credit
Agreement. This Agreement is a continuing agreement and shall (a) remain in full force and effect until the later of (i) the cash payment in full of the Notes and all other amounts payable under or in respect of the Loan Documents (including, without limitation, all amounts payable under this Agreement) and
(ii) the Termination Date, (b) be binding upon each Equity Investor, its successors and assigns and (c) inure to the benefit of, and be enforceable by, the Borrower, the Agent, the Lenders, the Issuing Banks and their respective successors, transferees and assigns. The dissolution of any Equity Investor shall not affect this Agreement or any of such Equity Investor's obligations hereunder. Without limiting the generality of the foregoing clause (c), any Lender and/or any Issuing Bank may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment or Commitments, the Advances owing to it and any Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in Section 8.07 of the Credit Agreement.

   SECTION 16. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

   SECTION 17. Severability. The provisions of this Agreement are severable, and if any term or provision shall be held illegal, invalid or unenforceable in whole or in part in any jurisdiction, then such illegality, invalidity or unenforceability shall affect only such term or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such term or provision in any other jurisdiction, or any other term or provision of this Agreement in any jurisdiction.

   SECTION 18. Governing Law; Submission to Jurisdiction, Etc.  (a)
This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

   (b) Each of the Equity Investors hereby irrevocably submits itself and its properties to the jurisdiction of any New York state court or any federal court of the United States sitting in New York County, State of New York, and any appellate court of any of the foregoing, for any action or proceeding arising out of or relating to this Agreement or any other Loan Document to which it is a party, or for recognition and enforcement of any judgment in respect thereof, and each such Equity Investor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York state court or, to the extent permitted by applicable law, in any such United States federal court. Each of the Equity Investors hereby irrevocably waives, to the fullest extent it may effectively do so, any objection or defense to venue in the State of New York and to any such jurisdiction as an inconvenient forum for the maintenance of any such action or proceeding. Nothing herein shall affect the rights of the Agent, any Lender or any Issuing Bank to commence or participate in any action, suit or proceeding or otherwise to proceed against any of the Equity Investors in any other jurisdiction.

   (c) Each of the Equity Investors irrevocably consents to the service of any and all process in any such action, suit or proceeding by the mailing of copies of such process to such Equity Investor at the address set forth below its name on the signature pages hereof (or, in the case of any Additional Equity Investor, at the address set forth below its name on the signature pages of its Undertaking Supplement), or by any other method permitted by law. Each of the Equity Investors agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

    (d) To the extent that any of the Equity Investors has or hereafter may acquire immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Equity Investor hereby irrevocably waives such immunity in respect of its Obligations under this Agreement and any other Loan Document to which it is a party.

   IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                        METPATH INC.


                                   By _________________________________
                                               Title:
                                               Address:



                                   INTERNATIONAL TECHNOLOGY
                                      CORPORATION


                                   By ___________________________________
                                               Title
                                               Address:



                                   IT CORPORATION



                                   By __________________________________
                                              Title
                                              Address:



 Agreed to and accepted as of
   the date first above written:

QUANTERRA INCORPORATED


By __________________________
     Title:


CITICORP USA, INC., as Agent
   for itself and on behalf of the
   Lenders and the Issuing Banks


By ___________________________
     Title:

          SCHEDULE I TO THE EQUITY INVESTORS' UNDERTAKING

                      BORROWER'S COMMON STOCK



                                 Number of
                      Form of     Shares, or of Warrants, Percentage of Issued
Equity      Class of  Ownership   Rights or Options to    And Outstanding
Investor    Stock     Interest    Acquire Shares          Shares of Issuer
- ------------------------------------------------------------------------------

MetPath Inc.  A        Common         1,056                50%
              Stock

IT            B        Common         1,056                50%
Corporation   Stock

          SCHEDULE I TO THE EQUITY INVESTORS' UNDERTAKING

                      BORROWER'S COMMON STOCK



                                 Number of
                      Form of     Shares, or of Warrants, Percentage of Issued
Equity      Class of  Ownership   Rights or Options to    And Outstanding
Investor    Stock     Interest*   Acquire Shares          Shares of Issuer
- ------------------------------------------------------------------------------

MetPath Inc.  A        Common         1,056                50%
              Stock

IT            B        Common         1,056                50%
Corporation   Stock













__________________

* "Form of Ownership Interest" means shares of the Borrower's Common Stock legally and beneficially owned, or warrants, rights or options to acquire shares of Borrower's Common Stock, by such Person.

         EXHIBIT A TO THE EQUITY INVESTORS' UNDERTAKING

                 FORM OF UNDERTAKING SUPPLEMENT


                                                 _________, 19___


Citicorp USA, Inc., as Agent
399 Park Avenue
8th Floor
New York, New York  10043
Attention:  Relationship Officer

              Equity Investors' Undertaking dated
        June 28, 1994 made by the Equity Investors named therein in favor of Quanterra Incorporated and in favor of the Lenders parties to the Credit Agreement
        referred to therein, Citibank, N.A., as initial
       issuer of the Letters of Credit referred to in the
       Credit Agreement, and Citicorp USA, Inc., as Agent


Ladies and Gentlemen:

          Reference is made to the above-captioned Equity Investors' Undertaking (as amended, supplemented or otherwise modified hereafter from time to time, the "Equity Investors Undertaking"). Capitalized terms not otherwise defined herein have the same meanings as specified in the Equity Investors' Undertaking.

          The undersigned hereby agrees, as of the date first above written, to become an Equity Investor under the Equity Investors' Undertaking as if it were an original party thereto and agrees that each reference in the Equity Investors' Undertaking to an "Equity Investor" shall also mean and be a reference to the undersigned. In doing so, the undersigned hereby further agrees to undertake all of the Obligations of the Equity Investors set forth in the Equity Investors' Undertaking.

          The undersigned has attached a supplement to Schedule I to the Equity Investors' Undertaking, and the undersigned hereby certifies that such supplement has been prepared by the undersigned in substantially the form of
Schedule I to the Equity Investors' Undertaking and is accurate and complete as of the date first above written.

          The undersigned hereby makes each representation and warranty set forth in Section 8 of the Equity Investors' Undertaking as to itself to the same extent as each other Equity Investor and hereby agrees to be bound as an Equity Investor by all of the terms and provisions of the Equity Investors' Undertaking to the same extent as all other Equity Investors.

          This letter shall be governed by, and construed in accordance with, the laws of the State of New York.



                              Very truly yours,

                              [NAME OF ADDITIONAL EQUITY
                                  INVESTOR]

                                By:  _______________________________________
                                     Name:
              Title:
              Address:

         EXHIBIT B TO THE EQUITY INVESTORS' UNDERTAKING

                    FORM OF CORNING GUARANTY

                                             EXHIBIT E TO THE
                                             CREDIT AGREEMENT










             FORM OF EQUITY INVESTORS' UNDERTAKING

                      Dated June 28, 1994

                              from

               THE EQUITY INVESTORS NAMED HEREIN

                          in favor of

                     QUANTERRA INCORPORATED

                        and in favor of

               THE LENDERS PARTIES TO THE CREDIT
                 AGREEMENT REFERRED TO HEREIN,

                        CITIBANK, N.A.,

                    as Initial Issuing Bank,

                              and

                      CITICORP USA, INC.,

                            as Agent

                       TABLE OF CONTENTS


                                                           Page

1.   No Liens, Etc                                            1

2.   Capital Contributions                                    2

3.   Indemnification, Etc.                                    3

4.   Taxes, Etc.                                              5

5.   Obligations Absolute                                     5

6.   Waivers                                                  6

7.   Separate Undertakings                                    7

8.   Representations and Warranties                           8

9.   Notice and Defense of Claims                            10

10.  Consent to Assignment by the Borrower                   11

11.  Survival of Obligations                                 12

12.  Expenses                                                12

13.  Amendments; Waivers; Etc.                               12

14.  Notices, Etc.                                           13

15.  Continuing Agreement; Assignments Under the
     Credit Agreement                                        13

16.  Execution in Counterparts                               13

17.  Severability                                            14

18.  Governing Law; Submission to Jurisdiction, Etc.         14

                            SCHEDULE

Schedule I     -    Borrower's Common Stock


                            EXHIBITS

Exhibit A -    Form of Undertaking Supplement

Exhibit B -    Form of Corning Guaranty

                                        EXHIBIT E CONFORMED AS
                                        SEPARATELY EXECUTED







                 EQUITY INVESTORS' UNDERTAKING

                      Dated June 28, 1994

                              from

               THE EQUITY INVESTORS NAMED HEREIN

                          in favor of

                     QUANTERRA INCORPORATED

                        and in favor of

               THE LENDERS PARTIES TO THE CREDIT
                 AGREEMENT REFERRED TO HEREIN,

                        CITIBANK, N.A.,

                    as Initial Issuing Bank,

                              and

                      CITICORP USA, INC.,

                            as Agent